UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 8, 2017

Green Plains Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aksarben Drive

Omaha, Nebraska

(Address of principal executive offices)

68106

(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.

This Amendment No. 1 is being filed to replace the segment operations table furnished with the Current Report on Form 8-K (File No. 001-32924) filed by Green Plains Inc. (“Green Plains”) on February 8, 2017 (“Initial 8-K”). Green Plains furnished a press release announcing its financial and operating results for the quarter and year ended December 31, 2016 as Exhibit 99.1 to the Initial 8-K. The revised segment operations table corrects certain revenue information for the ethanol production and agribusiness and energy services segments. Consolidated amounts were not affected. The revised segment operations table is furnished as Exhibit 99.1 and incorporated herein by reference.

In addition, 2016 quarterly revenues, gross margins and operating income by segment are furnished as Exhibit 99.2 and are incorporated herein by reference.

The information in this current report on Form 8-K/A, including Exhibit 99.1 and Exhibit 99.2, is “furnished,” not “filed,” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not subject to liability of that section nor deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, before or after this date and regardless of any general incorporation language in the filing, unless explicitly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this report.

Exhibit	Description

99.1	Revised segment operations table to Green Plains’ press release dated February 8, 2017.

99.2	Segment operations table by quarter for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: February 22, 2017	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)